                                                                    EXHIBIT 99.3

            [AMERICAN APPRAISAL CHINA LIMITED LETTERHEAD]

May 16, 2007

Yingli Green Energy Holding Company Limited
No. 3055, Middle Fuxing Road
Baoding, China

Dear Sirs,

CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports addressed to the board of Yingli Green Energy Holding Company Limited (the "Company") dated March 30, 2007, in the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and classification as an expert under Section 11(a)(4) of the Securities Act of 1933, as amended.



                                       Yours faithfully,



                                       /s/ AMERICAN APPRAISAL CHINA LIMITED